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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment 2 to the Registration Statement (Form S-3; No. 33-63459) and related Prospectus of Wyman-Gordon Company for the registration of 16,500,000 shares of its common stock and to the use and the incorporation by reference therein of our report dated June 26, 1995 with respect to the consolidated financial statements and schedule of Wyman-Gordon Company incorporated by reference in its Annual Report (Form 10-K) for the year ended June 3, 1995, filed with the Securities and Exchange Commission.


     We also consent to the incorporation by reference in the Registration Statement (Form S-3; No. 33-63459) and related Prospectus of Wyman-Gordon Company for the registration of 16,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1994, with respect to the combined balance sheets of Cameron Forged Products Division (a division of Cooper Industries, Inc.) as of December 31, 1992 and 1993, and the related statements of combined results of operations and combined cash flows for each of the three years in the period ended December 31, 1993, included in Wyman-Gordon Company's Form 8-K dated May 26, 1994, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Boston, Massachusetts

November 30, 1995